UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
March 2, 2007
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On March 2, 2007, the Company determined that, as a result of an inadvertent computational error, the Company understated its “Basic Weighted Average Shares Outstanding” and its “Diluted Weighted Average Shares Outstanding” for the three and nine months ended September 30, 2006. As such, the Company overstated its “Basic Net Income Per Share” and its “Diluted Net Income Per Share” for the three and nine months ended September 30, 2006. This computational error had no impact on the Company’s net income, stockholders’ equity, or on the net cash flows from operations. The Company is not aware of any evidence that the restatement is due to any material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements under the securities laws.
The following table presents amounts as previously reported and as corrected.

	Nine Months Ended	Three Months Ended
	September 30, 2006	September 30, 2006

Net income	$3,268,000	$1,395,000

As originally reported:

Basic net income per share	$1.12	$0.46

Diluted net income per share	$1.02	$0.42
Basic weighted average shares outstanding	2,913,506	3,030,560
Diluted weighted average shares outstanding	3,202,130	3,352,240

As corrected:

Basic net income per share	$1.04	$0.38

Diluted net income per share	$0.95	$0.35
Basic weighted average shares outstanding	3,136,074	3,691,006
Diluted weighted average shares outstanding	3,424,115	4,010,938

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2007	Centra Financial Holdings, Inc.
	By	/s/ Douglas J. Leech
Douglas J. Leech, President and
Chief Executive Officer